EMPLOYMENT AGREEMENT

(President and Chief Executive Officer)

THIS AGREEMENT, made and entered into as of August 17, 2000, by and between Richard C. Notebaert (the "Executive") and Tellabs, Inc., a Delaware corporation (the "Company");

WITNESSETH THAT:

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

1. Employment. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its President and Chief Executive Officer during the Agreement Term (as defined below), with the authority, responsibilities and duties customarily exercised by a person holding that position, with such additions or modifications thereto which are consistent with his authority, responsibilities and duties hereunder, as the Board of Directors of the Company (the "Board") may, from time to time, in its discretion and after consultation with the Executive, adopt. The "Agreement Term" shall be the period beginning on September 18, 2000 (the "Effective Date") and ending on the third anniversary of the Effective Date, subject to earlier termination as provided herein; provided, however, that the Agreement Term will be automatically extended by twelve months on the second anniversary of the Effective Date and on each anniversary thereof, unless one party to this Agreement provides written notice of non-renewal to the other party at least 30 days prior to the date of such automatic extension.

2. Performance of Duties. The Executive agrees that during his employment with the Company, he shall devote his full business time, energies and talents to serving as its President and Chief Executive Officer and that he shall perform his duties faithfully and efficiently subject to the directions of the Board. Notwithstanding the foregoing provisions of this Section  2, the Executive may (i) serve as a director, trustee or officer or otherwise participate in not-for-profit educational, welfare, social, religious and civic organizations; (ii) after consultation with, and approval by, the Board, serve as a director of any for-profit business which does not compete with the Company or any of its subsidiaries or affiliates, and (iii) acquire passive investment interests in one or more entities; provided, that such activities described in clauses (i), (ii) and (iii) are not prohibited under the Company's Integrity Policy and do not inhibit or interfere with the performance of the Executive's duties under this Agreement. The Company acknowledges that the Executive has entered into a services agreement with SBC Communications, Inc. ("SBC") pursuant to which he may be obligated to provide consulting services to SBC and its subsidiaries through April 8, 2002. The Executive represents that any demands that would require him to devote time to SBC pursuant to such services agreement will not materially interfere with the performance of his duties under this Agreement.

3. Initial Stock Option Awards. The Executive shall be granted options under the Company's 1998 Stock Option Plan, as amended, to acquire up to 900,000 shares of the Company's common stock ("Common Stock") in accordance with the following:

a. On the Effective Date, the Executive shall be granted options to acquire 500,000 shares of Common Stock. Subject to the discretion of the Compensation Committee based on the Executive's performance, on the first anniversary of the Effective Date the Executive shall be granted options to acquire 200,000 shares of Common Stock, and on the second anniversary of the Effective Date, the Executive shall be granted options to acquire an additional 200,000 shares of Common Stock; provided, such options may be granted on earlier date or dates as the Compensation Committee may in its discretion determine. The date of grant of the options shall be referred to herein as the Award Date. Each option shall have a ten-year term commencing on the applicable Award Date, subject to earlier termination as provided in subparagraph (e) below upon termination of employment.

b. The option price ("Option Price") with respect to each option shall be the closing price on the applicable Award Date for sales of shares of Common Stock made and reported through the National Market System of the National Association of Securities Dealers, Inc. or such national stock exchange on which Common Stock may then be listed and which constitutes the principal market for the Common Stock, or, if no sales of Common Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported. Upon the exercise of any such options, the Option Price with respect thereto shall be payable in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise as permitted under the Federal Reserve Board's Regulation T), or by tendering (either actually or by attestation of ownership) shares of Common Stock previously acquired by the Executive in the open market or shares of Common Stock which have been held by the Executive for at least six months having an aggregate fair market value (determined as provided in the preceding sentence based on the closing sales price of shares of Common Stock) at the time of exercise equal to the total Option Price of the options.

c. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes with the definition of such term in Section 368 of the Internal Revenue Code) or any partial or complete liquidation of the Company, the number and class of shares subject to options awarded or to be awarded in accordance with subparagraph (a) above, and the Option Price for such options under subparagraph (b) above, shall be adjusted by the Compensation Committee of the Company's Board of Directors to prevent dilution of the Executive's rights.

d. The options relating to the 500,000 shares of Common Stock granted on the Effective Date in accordance with paragraph (a) above shall become vested and exercisable at the rate of 25% per year on each anniversary of the Award Date thereof. Each of the options relating to 200,000 shares of Common Stock described in paragraph (a) above shall become vested and exercisable at the rate of one-third per year on each anniversary of the Award Date thereof. To the extent not previously vested, all such options shall become fully vested and exercisable on the earlier of a Change in Control (as defined in subparagraph 6(e) below) or the Executive's termination of employment by reason of death, Disability (as defined in subparagraph 6(a) below) termination by the Company without Cause (as defined in subparagraph 6(b) below), or Constructive Discharge (as defined in subparagraph 6(d) below). To the extent not previously vested, all such options shall be immediately forfeited in the event of a termination of the Executive's employment for Cause or upon the Executive's resignation from the employ of the Company other than pursuant to a Constructive Discharge.

e. In the event that the Executive resigns from the employ of the Company other than pursuant to a Constructive Discharge, or is terminated by the Company for Cause, any option or unexercised portion thereof granted under subparagraph (a) above may be exercised, to the extent such option would have been exercisable by the Executive on the date on which the Executive ceased to be an employee, within three months of such date, but in no event later than the date of expiration of the term of the option. In the event of a termination of the Executive's employment by the Company without Cause or by the Executive by reason of a Constructive Discharge, any such option shall be exercisable until the third anniversary of such date of termination, but in no event later than the expiration of the term of the option. In the event of termination of employment due to the death or Disability of the Executive while an employee of the Company or in the event of death within not more than three months after the date on which the Executive ceases to be an employee, any such option or unexercised portion thereof maybe exercised, to the extent exercisable at the date on which the Executive ceased to be an employee, by the Executive or the Executive's personal representatives, heirs or legatees at any time prior to one year after the date on which the Executive ceased to be an employee, but in no event later than the date of the expiration of the term of the option.

f. Options granted in accordance with subparagraph (a) above may be transferred by the Executive to the Executive's spouse, children or grandchildren ("Immediate Family Members") or to a trust or trusts for the exclusive benefit of such Immediate Family Members or to a partnership in which such Immediate Family Members are the only partners.

g. The Company shall take all steps necessary or desirable to register the shares subject to the foregoing options under an S-8 or other appropriate form.

4. Compensation. Subject to the terms of this Agreement, during the Agreement Term, while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

a. Base Salary. The Executive shall receive a Base Salary of not less than $750,000 per annum payable in 26 bi-weekly installments. The Executive's Base Salary shall be reviewed and may be increased, but not decreased, annually by the Board pursuant to its normal performance review policies for senior executives, with the first such review occurring in 2001.

b. Annual Bonus. For each calendar year, the Executive shall be eligible to receive an Annual Bonus payment in accordance with the Company's annual bonus plans as in effect from time to time. The target level for each Annual Bonus shall not be less than 50% of the Executive's Base Salary for the year, provided that the Company achieves the applicable financial and strategic objectives established for the year. Commencing with calendar year 2001, such objectives will be established by the Compensation Committee of the Board, in consultation with the Executive and other senior officers. The Executive shall be eligible to receive a bonus for calendar year 2000, based on the Company's achievement of financial and strategic goals established for the year 2000. The amount of the bonus shall be prorated to reflect the Executive's partial year of service from the Effective Date through the end of the calendar year.

c. Annual Equity Awards. Commencing with 2003, the Executive shall be entitled to annual stock option grants and, to the extent applicable, other stock based compensation on a basis no less favorable than the awards granted to other senior executives of the Company. Such awards shall be in addition to the initial stock option awards under Section 3 above.

d. Employee Benefits, Fringe Benefits and Perquisites. The Executive shall be provided with employee benefits, fringe benefits and perquisites on a basis no less favorable than such benefits and perquisites are provided by the Company from time to time to the Company's other senior executives.

e. Expense Reimbursement. The Company will reimburse the Executive for all reasonable expenses incurred by him (i) in connection with the negotiation and preparation of this Agreement, which reimbursement shall not exceed $25,000, and (ii) in the performance of his duties in accordance with the Company's policies applicable to senior executives.

f. Change in Control Benefits. Following the Effective Date, the Executive and the Company shall enter into a change of control agreement substantially similar to those which the Company has entered into with its other senior executives, it being understood that the Executive shall only receive whatever incremental payments or benefits are provided under such change of control agreement and that there shall be no duplication of payments or benefits under this Agreement and such change of control agreement.

g. Additional Payments. If any payments or benefits received or to be received by the Executive in connection with the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, or any person affiliated with the Company) (the "Payments"), will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed), the Company shall pay at the time specified below, an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Payments and any federal, state and local income or other applicable tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the Executive's highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the Executive's highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Excise Tax is determined, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The computations required by this paragraph shall be made by the independent public accountants then regularly retained by the Company, in consultation with tax counsel selected by them and acceptable to the Executive. The Company shall provide the Executive with sufficient tax and compensation data to enable the Executive or his tax advisor to verify such computations and shall reimburse the Executive for reasonable fees and expenses incurred with respect thereto. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by the Executive) plus interest on the amount of such repayment from the date the Gross-Up Payment was initially made to the date of repayment at the rate provided in Section 1274(b)(2)(B) of the Code (the "Applicable Rate"). In the event that the Excise Tax is determined by the Internal Revenue Service or by such independent public accountants to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties, fines or additions to tax payable with respect to such excess) at the time that the amount of such excess if finally determined. Any payment to be made under this paragraph shall be payable within five (5) days of the determination of the accountants that such a payment is required hereunder and, if applicable, within five (5) days of such determination that the Excise Tax is greater or less than initially calculated but, in no event, later than thirty (30) days after the Executive's receipt of the Payments resulting in such Excise Tax.

5. Indemnification. The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

6. Termination of Employment. Upon termination of the Executive's employment for any reason, the Executive or, in the event of death, the Executive's estate shall be entitled to the Executive's Base Salary prorated through the date of termination. Any Annual Bonus awarded to the Executive for a prior award period, but not yet paid to the Executive, and any employee benefits to which the Executive is entitled by reason of his employment shall be paid to the Executive or his estate at such time as is provided by the terms of the applicable Company plan or policy. If the Executive's employment is terminated during the Agreement Term, the Executive's right to additional payments and benefits under this Agreement for periods after his date of termination shall be determined in accordance with the following provisions of this Section 6.

a. Death or Disability. If the Executive's employment is terminated by reason of death or by reason of the Executive's Disability, the Executive, or, in the event of his death, his estate, shall be entitled to a prompt cash payment of a prorated Annual Bonus for the year in which such termination occurs, based on the target Annual Bonus for such year. The Executive or the Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Agreement Term. "Disability" means that the Executive is disabled within the meaning of the Company's long-term disability policy or, if there is no such policy in effect, that (i) the Executive has been substantially unable, for 120 business days within a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive is disabled. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Time"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Time.

b. Termination for Cause or Voluntary Resignation. If the Executive's employment is terminated by the Company for Cause or if the Executive voluntarily resigns from the employ of the Company, other than pursuant to a Constructive Discharge, all payments and benefits to which the Executive would otherwise be entitled under this Agreement shall immediately cease, except as otherwise specifically provided above in this Section 6 with respect to his prorated Base Salary through the date of termination, his Annual Bonus, if any, awarded for a prior award period but not yet paid and his previously earned employee benefits. For purposes of this Agreement, the term "Cause" shall mean:

i. The Executive is convicted of a felony or any crime involving moral turpitude; or

ii. A reasonable determination by a vote of directors comprising two-thirds of the entire Board, after giving the Executive notice and an opportunity to be heard, that, (A) the Executive has willfully and continuously failed to perform substantially his duties as contemplated by Section 2 above (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for corrected performance is delivered to the Executive by the Board which specifically identifies the manners in which the Board believes the Executive has not substantially performed his duties or (B) the Executive has engaged in gross neglect or gross misconduct, unless the Executive had a good faith belief that such conduct was in, or not opposed to, the best interests of the Company.

c. Termination Without Cause. If the Company terminates the Executive without Cause, the Executive shall be entitled to a prompt lump sum cash payment equal to the Base Salary and Annual Bonus to which he would otherwise would have been entitled if he had remained in the employ of the Company through the last day of the Term of this Agreement. For purposes of the preceding sentence, the Annual Bonus component shall be based upon the target bonus for the year of termination and shall include a prorated bonus for the partial year ending on the last day of the Agreement Term.

d. Resignation for Constructive Discharge. The Executive's voluntary resignation for Constructive Discharge shall be treated for all purposes of this Agreement as a termination by the Company without Cause. For purposes of this Agreement, "Constructive Discharge"" shall mean the occurrence of any of the following circumstances:

i. A reduction by the Company in the Executive's Base Salary or Annual Bonus target to an amount that is less than required under Section 4 above;

ii. The removal of the Executive from the position of President and Chief Executive Officer or the failure of the Executive to be nominated or reelected to the Company's Board of Directors;

iii. Any action by the Company which results in significant diminution in the Executive's authority, power, responsibilities or duties from those contemplated by Sections 1 and 2 above, or the assignment to the Executive without his written consent of any duties inconsistent with the Executive's position and status as President and Chief Executive Officer of the Company as contemplated by Sections 1 and 2 above, which action or assignment continues after written notice thereof and a reasonable opportunity to cure of not less than fifteen (15) days has been given by the Executive to the Company; or

iv. Any other breach by the Company of any of its material obligations to the Executive under this Agreement, which breach continues after written notice thereof and a reasonable opportunity to cure of not less than thirty (30) days has been given by the Executive to the Company.

e. Change in Control. The term "Change in Control" of the Company means the first to occur of:

i. Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, the Company or any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of 20% or more but then promptly reduces that ownership interest below 20%;

ii. During any two consecutive years (not including any period beginning prior to June 30, 2000), individuals who at the beginning of such two-year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board;

iii. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (ii) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

iv. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

v. A tender offer (for which a filing has been made with the Securities and Exchange Commission "SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, then the first to occur of:

(A) Any time during the offer when the person making the offer owns or has accepted for payment stock of the Company with 25% or more of the total voting power of the Company's securities, or

(B) Three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of total voting power of the Company's securities when the offer terminates.

7. No Mitigation; No Offset. In the event of any termination of employment, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

8. Confidential Information. The Executive agrees that, during his employment by the Company and at all times thereafter, he shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or during his consultation with the Company after his termination of employment, and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). Except in the good faith performance of his duties for the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

9. Protective Covenants. For a period of two years following the termination of Executive's employment for any reason, the Executive shall not, without the written consent of the Board, directly or indirectly,

a. engage or be interested in (as owner, partner, stockholder, employee, director, officer, agent, consultant or otherwise), with or without compensation, any business which is in direct competition with the Company or of any of its subsidiaries in providing data, voice or video transport, switching/routing, network access system and/or voice quality enhancement solutions to service providers or end users;

b. hire any person who was employed by the Company or any of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring; or

c. solicit, entice, persuade or induce any person or entity doing business with the Company and its subsidiaries or affiliates, to terminate such relationship or to refrain from extending or renewing the same.

Nothing in subparagraph (a) above, will prohibit the Executive from acquiring or holding not more than one percent of any class of publicly traded securities of any such business; provided that such securities entitle the Executive to no more than one percent of the total outstanding votes entitled to be cast by security holders of such business in matters on which such security holders are entitled to vote.

10. Remedies. The Executive agrees that the restrictions set forth in Sections 8 and 9 hereof are reasonably and necessary to protect the legal interests of the Company. The Executive further agrees that the Company shall be entitled to injunctive relief in the event of any actual or threatened breach of such restrictions.

11. Assignability, Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

12. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof except that in the event of the Executive's Disability so as to render him incapable of such action, his legal representative may be substituted for purposes of such amendment.

13. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Illinois, without regard to the conflict of law provisions of any state.

14. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

15. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

16. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):

to the Company:

Tellabs, Inc.

4951 Indiana Avenue

Lisle, Illinois 60532-1698

Attn: Chairman of the Board

or to the Executive:

Richard C. Notebaert

2355 North Commonwealth

Chicago, Illinois 60614

with a copy to:

Mayer, Brown & Platt

190 South LaSalle Street

Chicago, Illinois 60603-3441

Attn: Herbert W. Krueger

Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.

17. Arbitration of Disputes and Reimbursement of Legal Costs. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Chicago, Illinois by three arbitrators. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association and shall be experienced in the resolution of disputes under employment agreements for CEOs of major corporations. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If the Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and the Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association equally.

18. Survivorship. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

19. Entire Agreement. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof.

20. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused this Agreement to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

EXECUTIVE:

RICHARD C. NOTEBAERT

COMPANY:

TELLABS, INC., a Delaware corporation

By: /s Michael J. Birck

Its: Chairman of the Board

ATTEST:

Secretary